UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 and 15(d) of
                       the Securities Exchange Act of 1934



                                February 2, 2005
                Date of Report (Date of earliest event reported)

                            AMERADA HESS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                                                  13-4921002
       Delaware                        1-1204                   (IRS Employer
(State of Incorporation)      (Commission File Number)       Identification No.)


                           1185 Avenue of the Americas
                            New York, New York 10036
                     (Address of Principal Executive Office)


                                 (212) 997-8500
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
                         (Former Name or Former Address,
                          If Changed Since Last Report)

Item 1.01.  Entry into a Material Definitive Agreement

On February 2, 2005 the Compensation and Management Development Committee ("the Committee") of Amerada Hess Corporation ("the Company") approved target bonuses for the five most highly compensated executive officers of the Company for 2005. One third of the bonus is payable based upon attainment of a specified level of a corporate performance measure, one-third based upon the attainment of specified metrics for business unit performance, and one-third is discretionary based on individual performance. Payouts may range from 0% to 150% of each component of the target bonus, based on the percentage attainment of the corporate and business unit performance measures and, with respect to the individual performance component, the committee's determination of an appropriate amount.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 4, 2005

                                        AMERADA HESS CORPORATION


                                        By:    /s/ J. Barclay Collins II
                                           ---------------------------------
                                           Name:   J. Barclay Collins II
                                           Title:  Executive Vice President
                                                     and General Counsel